UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 31, 2011

Matrix Service Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15461	73-1352174
(Commission File Number)	(IRS Employer Identification No.)

5100 E SKELLY DR., SUITE 700, TULSA, OK	74135
(Address of Principal Executive Offices)	(Zip Code)

918-838-8822

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(C) On March 31, 2011, Matrix Service Company (the “Company”) issued a press release announcing the appointment of John R. Hewitt, age 53, as President and Chief Executive Officer of the Company. In addition, effective upon the commencement of Mr. Hewitt’s employment, the Board of Directors of the Company has appointed Mr. Hewitt to serve on the Company’s Board of Directors for an initial term ending with the 2011 Annual Meeting of Stockholders, thereby filling the vacant seat on the Board created by the resignation of Michael J. Bradley in November 2010. Mr. Hewitt has spent his entire career in the engineering, procurement, and construction industry. For the past 25 years, he has worked for various operating businesses of Aker Solutions ASA (“Aker”) and its predecessor companies, which provide engineering and construction services, technology products, and integrated solutions to the energy and process industries worldwide. Mr. Hewitt is currently senior vice president of Aker Solutions, where he is responsible for providing executive oversight on major capital projects in the power and liquefied natural gas (“LNG”) industries. He previously served as President, United States Operations, Aker Solutions E&C US, Inc. from 2007 to 2009 where he was responsible for managing all construction services in North America. Prior to that he served as President, Aker Construction Inc where he had full profit and loss responsibility for a multi-disciplined direct hire industrial construction business operating throughout North America.

Mr. Hewitt will receive an annual base salary of $500,000 and participate in the Company’s Incentive Compensation Plan (the “Plan”). According to terms of the Plan, Mr. Hewitt will be eligible for a bonus calculated at 75% of his annual base salary if the Company achieves certain designated performance measures at the target level, 50% of his annual base salary if the Company achieves the performance measures at the threshold level and 100% of his annual base salary if the Company achieves these performance measures at the maximum level. The Plan for 2011 is based on a financial measure (with a 90% weighting) and a safety measure (with a 10% weighting). For the 2011 fiscal year ending June 30, 2011, Mr. Hewitt will participate in the Plan on a pro-rata basis from his hire date; however, he will be given credit for one full quarter of employment when calculating the pro-rata incentive award. Mr. Hewitt will also receive a sign-on bonus of $50,000 and an initial award of 40,000 restricted stock units in accordance with the Company’s stock incentive plan on the date that he joins the Company. The restricted stock units will vest in five equal annual installments beginning one year after the date of grant.

The Company will enter into a Change of Control/Severance Agreement (the “Severance Agreement”) with Mr. Hewitt. Under this agreement:

•

If the Company experiences a “change of control” and Mr. Hewitt suffers an “adverse event”, he will receive severance pay equal to two years’ base salary, plus the average bonus payment for the lesser of the previous three years or the number of full fiscal years he has served in the chief executive officer position. In addition, his outstanding stock awards will immediately vest.

•

If Mr. Hewitt is terminated from employment at any time for reasons other than cause, he will receive severance pay equal to one year’s base salary plus a bonus at the target level (75% of base salary). If the termination occurs prior to the first anniversary of his start date, his initial award of restricted stock units will immediately vest in its entirety. If the termination occurs after one full year of employment but no later than the second anniversary of his start date, 50% of his initial award of restricted stock units will immediately vest and the remainder will be forfeited.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed or furnished herewith:

Exhibit No.	Description

99	Press Release dated March 31, 2011, announcing the appointment of John R. Hewitt as President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: April 4, 2011	By:	/s/ Kevin S. Cavanah
Kevin S. Cavanah
Vice President Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release dated March 31, 2011, announcing the appointment of John R. Hewitt as President and Chief Executive Officer